Exhibit 99.1

May 27, 2020

Dear Fellow Stockholder:

Due to the uncertainty surrounding the pandemic and increasing competition from the internet, and the resulting impact on commercial real estate, the Board of Directors (the “Board”) and the management team of Inland Real Estate Income Trust, Inc. (“Inland Income Trust” or the “Company”) are announcing changes to distributions to stockholders and the Company’s share repurchase plan (“SRP”) that are crucial in our efforts to maintain prudent fiscal discipline and further support the Company’s liquidity during this very difficult time. In a stockholder letter dated March 30, 2020, the Board previously announced changes to both the record date and the expected payment date of the 2020 first quarter distribution, which effectively resulted in no distribution reinvestments as part of the distribution reinvestment plan (“DRP”) or funds available for the Company’s SRP with respect to the first quarter of 2020.

Effective immediately, to preserve cash for the payment of operating and other fundamental expenses, the Board has suspended distributions and rescinded the first quarter distribution that was expected to be paid on June 1, 2020 to stockholders of record on May 29, 2020. The Board has also temporarily suspended the Company’s DRP and SRP until further notice. These actions are being taken until there is better clarity on our tenants’ ability and willingness to pay rent and meet other lease obligations and, ultimately, the performance of our shopping centers. The suspension of the DRP will be effective on June 6, 2020 and the suspension of the SRP will be effective on June 26, 2020. Any unfulfilled repurchase requests will automatically roll over for processing under the terms and conditions of the SRP when the Company restarts the plan, unless a stockholder withdraws the request for repurchase.

The effects on stockholders as well as the long-term health of the Company were both carefully considered as the Board deliberated these decisions. We are sensitive to the challenges these changes may pose for stockholders who rely on regular distributions; however, as stewards of our stockholders’ capital and the assets within our portfolio, we believe that preserving cash to meet our mortgage loan and other debt obligations and pay our operating expenses is in the best interest of the Company under the current circumstances. In addition to these changes, the Company is taking other meaningful steps to reduce cash expenditures, including delaying capital improvement projects, where possible.

Although our shopping centers have remained open due to the necessity-based nature of our grocery anchors and other essential retailers, 62% of tenants, measured by annualized base rent (“ABR”), confirmed full or partial store closures during the COVID-19 pandemic. As states have eased restrictions, several tenants have re-opened or are working to re-open at varying capacities. Our April and May rent collections were significantly diminished, receiving rent from approximately 60% and 36% of our portfolio as of May 20, 2020, respectively, based on ABR. Payment plans, mostly in the form of rent deferrals, have been reached with 37 tenants at 98 locations, and we are in active negotiations with many other tenants. Along with most retail landlords, we have received requests for short-term rent relief or other accommodations from tenants representing approximately 58% of our portfolio as of May 20, 2020, based on annualized base rent. We are in communication with our tenants and are managing negotiations on a case-by-case basis. We have also provided information to our tenants about available government assistance programs. It is important to know that we may experience additional reduction in rent collections and potentially increased exposure to credit losses going forward.

Currently, one of the biggest risks we face is the potential further adverse effect of the COVID-19 pandemic. The outbreak has triggered a global economic slowdown. Should the duration of the pandemic and necessary social distancing and stay-at-home guidelines remain in effect for an extended period of time or if a recession grips our economy, consumers will continue to experience financial distress, likely causing a cut-back in consumer spending, including purchases related to necessary goods. This reaction by consumers coupled with the dramatic decrease in foot traffic at retail centers, a sector already challenged by increasing competition from online shopping exacerbated by the pandemic, could have a material adverse effect on our Company’s financial condition, results of operations and cash flows.

While our strategic plan laid out early last year continues to be the long-term plan for the Company, in light of the current and potential future impact of COVID-19, we may choose not to make any acquisitions, dispositions or engage in any redevelopment projects until we can accurately assess the post-crisis market conditions. We may also choose to revise the plan if we believe doing so is in the Company’s best interest. The effects of COVID-19 and any such choices we may make could have an impact on the timing of the execution of our strategic plan, including a future liquidity event, as our management team is focused on navigating the pandemic and mitigating its effects on our portfolio.

We appreciate the significance of the SRP and DRP. Although we believe the suspensions will be temporary, profound uncertainty persists around the duration and full impact of the pandemic. We are actively managing our response in collaboration with tenants, government officials and business partners, and we look forward to announcing an appropriate time to resume the SRP, the DRP, and the payment of distributions.

Our thoughts are with our stockholders and their families for health and safety during this difficult time. If you have questions regarding your investment in Inland Income Trust, please contact your financial advisor or our Investor Services team at 800.826.8228.

Sincerely,

INLAND REAL ESTATE INCOME TRUST, INC.

Mitchell Sabshon
President and Chief Executive Officer

Enclosure

cc:  Trustee, Broker Dealer, Financial Advisor

The Inland name and logo are registered trademarks being used under license. Inland refers to some or all of the entities that are part of The Inland Real Estate Group of Companies, Inc., one of the nation’s largest commercial real estate and finance groups, which is comprised of independent legal entities, some of which may be affiliates, share some common ownership or have been sponsored and managed by such entities or subsidiaries thereof.  Inland has been creating, developing and supporting real estate-related companies for more than 50 years.

This letter contains "forward-looking statements" made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The statements may be identified by terminology such as "may", “can”, "would", “will”, "expect", "intend", "estimate", "anticipate", "plan", "seek", "appear", or "believe". Such statements reflect the current view of Inland Income Trust with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the uncertainties related to the acquisition of any property, general economic conditions, unforeseen events affecting the real estate industry or particular markets, and other factors detailed under Risk Factors in our most recent Form 10-K and subsequent Form 10-Qs on file with the Securities and Exchange Commission.

Although Inland Income Trust believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. You should exercise caution when considering forward-looking statements and not place undue reliance on them. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, Inland Income Trust undertakes no obligation to publicly update or revise any written or oral forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this letter. All subsequent written and oral forward-looking statements attributable to Inland Income Trust or persons acting on its behalf are expressly qualified in their entirety by the applicable cautionary statements.